INDUSTRIAL
                                 LEASE AGREEMENT


       THIS LEASE is executed this 5TH day of FEBRUARY , 2001, by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership
("LANDLORD"),   and  COMVERGE   TECHNOLOGIES,   INC.,  a  Delaware   corporation
("TENANT").

                                   WITNESSETH:

                          ARTICLE 1 - LEASE OF PREMISES
                          -----------------------------

       SECTION 1.01. BASIC LEASE PROVISIONS AND DEFINITIONS.

A. Leased Premises (shown outlined on EXHIBIT "A" attached hereto): 4497 Park Drive, Norcross, Georgia, 30093 (the "BUILDING"); located in Gwinnett Park (the "PARK");

B. Rentable Area: approximately 31,668 square feet in the Building which has 89,204 square feet rentable area.

C.     Tenant's Proportionate Share: 35.50%;

D.     Minimum Annual Rent:                       FOR EACH OF YEARS:
                                                  -----------------
                                                  Year 1        $201,883.50
                                                  Year 2        $277,253.34
                                                  Year 3        $285,570.94
                                                  Year 4        $294,137.07
                                                  Year 5        $302,962.21
                                                  Year 6        $78,012.77

E.     Monthly Rental Installments:               FOR EACH OF MONTHS:
                                                  ------------------
                                                  Months 1 - 6     $11,215.75
                                                  Months 7 - 12    $22,431.50
                                                  Months 13 - 24   $23,104.45
                                                  Months 25 - 36   $23,797.58
                                                  Months 37 - 48   $24,511.42
                                                  Months 49 - 60   $25,246.85
                                                  Months 61 - 63   $26,004.26

F.     Landlord's Share of Taxes and Insurance per Rentable Square Foot: $.47;

G.     Lease Term: Five (5) years; and three (3) months;

H.     Target Commencement Date: March 1, 2001, subject to the provisions of
       Section 2.01 below;

I. Security Deposit: $26,004.26: Landlord shall transfer Tenant's security deposit from Tenant's existing lease (in the amount of $10,000) and Tenant shall deposit the remaining amount of $16,004.26 to equal to last month's Monthly Rental Installment, as described in Article 4 herein;

J. Guarantor(s): Data Systems & Software, Inc. pursuant to the terms of a separate Unconditional Limited Guaranty of Lease Agreement;

K.     Tenant's Broker(s): Richard Bowers & Co.;

L. Permitted Use: General office, warehousing, manufacturing, assembly, testing, distribution, computer laboratory and related purposes;

M.     Address for notices:

       Landlord:                Duke-Weeks Realty Limited Partnership
                                3950 Shackleford Road, Suite 300
                                Duluth, Georgia 30096-2868
                                Attn:  Legal Department

       Tenant:                  Comverge Technologies, Inc.
                                23 Vreeland Road, Suite 160
                                Florham Park, New Jersey 07932

       With a copy to:          Ehrenreich, Eilenberg, Krause & Zivian
                                11 East. 44th Street
                                17th Floor
                                New York, New York, 10017
                                Attn: Sheldon Krause, Esq.

       Guarantor:               Data Systems & Software, Inc.
                                200 Route 17 South
                                Mahwah, New Jersey 07430
                                Attn: Mr. Shlomie Morgenstern

       Address for rental and other payments:

                                Duke-Weeks Realty Limited Partnership
                                P.O. Box 945703
                                Atlanta, Georgia 30394-5703

       Exhibits attached hereto:
              Exhibit "A":      Site plan of Leased Premises
              Exhibit "B":      Improvements to the Leased Premises
              Exhibit "B-1":    Plans and Specifications
              Exhibit "C":      Letter of Understanding
              Exhibit "D":      Special Stipulations
              Exhibit "E":      Furniture Inventory

       SECTION 1.02. LEASED PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises.

                         ARTICLE 2 - TERM AND POSSESSION
                         -------------------------------

       SECTION 2.01. TERM. The term of this Lease ("LEASE TERM") shall be for the period of time as set forth in SECTION 1.01(G) hereof, and shall commence (the "COMMENCEMENT DATE") on the later to occur of March 1, 2001 or the Substantial Completion Date (as hereinafter defined) unless delayed by Landlord or by an act or omission of Tenant ("Tenant Delays", as more specifically defined in EXHIBIT "B"). The "SUBSTANTIAL COMPLETION DATE" shall be defined as the date the approximate 19,070 square feet of space within the Leased Premises depicted on Exhibit A as Phase I ("PHASE I") is delivered to Tenant the with work on Phase I to be performed by Landlord as described in EXHIBIT "B" AND "B-1", substantially completed, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Phase I work prior to Tenant's occupancy, the completion of which will not materially affect Tenant's use and occupancy of, or ability of Landlord to obtain an occupancy permit for Phase I (from a construction aspect perspective as opposed to Tenant's particular use perspective). Notwithstanding the foregoing but subject to Tenant Delays (as defined in EXHIBIT "B"), if the Substantial Completion Date is delayed due to Landlord or its General Contractor's (as defined in EXHIBIT "B") acts or omissions, the Lease Term and any obligation to pay the Minimum Annual Rent or Additional Rent shall be postponed until the Phase I work shall be delivered to Tenant on the date the work on the Phase I is to be performed by Landlord as described in EXHIBIT "B" AND "B-1". Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute Landlord's Letter of Understanding form, attached hereto as EXHIBIT "C", acknowledging (i) the Commencement Date of this Lease, and (ii) except for the punchlist items, Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to punchlist items. Landlord agrees to give at lease ten (10) days prior notice in writing of the anticipated Substantial Completion Date.

       SECTION 2.02. CONSTRUCTION OF TENANT IMPROVEMENTS. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct Phase I and Phase II, as requested by Tenant and described in EXHIBIT "B", in a good and workmanlike manner and lien-free all the improvements designated in the Plans and Specifications and Landlord's obligations in the attached EXHIBITS "B" AND "B-1", which shall be in accordance with and at the expense of the party indicated on EXHIBIT "B".

       As of February 1, 2001, Tenant may enter upon the Leased Premises for purposes of taking measurements, making plans, installing trade fixtures and telephones, erecting temporary or permanent signs and doing such other work as may be appropriate or desirable without being deemed thereby to have taken possession or obligated itself to Minimum Annual Rent or Additional Rent but Tenant agrees that all provisions of this Lease shall be applicable as of the date of Lease execution including but not limited to the following: (a) Landlord shall have no liability for injury to any person or damage to any property of Tenant stored on the Leased Premises except for damages caused by the willful act or gross negligence of Landlord or its employees or agents, (b) Tenant shall not interfere with Landlord's construction work on the Leased Premises, (c) Tenant shall indemnify, protect and hold harmless Landlord from and against any and all claims, demands, damages, losses, costs, expenses, liabilities and actions at law or in equity based upon any occurrence or condition arising out of or attributable to Tenant's exercise of such right, and (d) Tenant shall be solely responsible for the obtaining any necessary permits for any such work it performs apart from and in addition to the work described in EXHIBIT "B" OR EXHIBIT "B-1", the permitting for which is Landlord's sole responsibility.

       SECTION 2.03. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair, and in the state delivered to Tenant on the Commencement Date (including all of the work Landlord performed under Exhibits B and B-1), reasonable wear and tear excepted. Tenant shall also remove its furniture, personal property, trade fixtures and any of Tenant's alterations designated by Landlord, promptly repair any damage caused by such removal, reasonable wear and tear expected. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten
(10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

           SECTION 2.04. HOLDING OVER. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This SECTION 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT
                                ----------------

       SECTION 3.01. BASE RENT. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

       SECTION 3.02. ADDITIONAL RENT. In addition to the Minimum Annual Rent Tenant shall pay to Landlord for each calendar year during the Lease Term, as "ADDITIONAL RENT": (a) Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Operating Expenses for the Building and common areas. Notwithstanding the foregoing, Tenant's Proportionate Share of Operating Expenses shall be equal to $12,033.84 for the first year of the Lease Term; and (b) Tenant's Proportionate Share of any increase in Insurance Premiums (as herein defined) and Real Estate Taxes (as herein defined) over the combined base amount for 2001 of $.46 and $.01, respectively, aggregating, $.46 per rentable square foot in total.

       "OPERATING EXPENSES" shall mean all of Landlord's actual expenses for operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair, (including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, management or administrative fees; insurance deductibles; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners' association; security services; and maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters. The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. Notwithstanding anything contained herein or otherwise in this Lease to the contrary, Operating Expenses shall exclude the following: brokerage commissions; costs associated with leasing space to other tenants; tenant improvements for other tenants; repairs due to Landlord's or other tenant's gross negligence; and water and sewer charges and gas and electric charges for the Leased Premises which Landlord represents are separately metered.

       "INSURANCE PREMIUMS" shall include, except as otherwise noted in Section 5.02, actual insurance premiums for insurance coverage on the Building or common areas and shall include all fire and extended coverage insurance on the Building and all liability insurance coverage on the common areas of the Building, and the grounds, sidewalks, driveways and parking areas on the Land, together with such other insurance coverages, including, but not limited to, rent interruption insurance, as are from time to time obtained by Landlord.

       "REAL ESTATE TAXES" shall include any form of actual real estate tax or assessment or service payments in lieu thereof (paid over the longest period possible), and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, corporate or personal income or estate taxes) imposed upon the Building or common areas by any authority having the power to so charge or tax, together with reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes which at Landlord's option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed thirty-three percent (33%) of the good faith estimated tax savings. Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises. Real Estate Taxes also shall exclude any taxes, assessments, fees or other charges associated with Landlord's business of leasing the Building.

       SECTION 3.03. PAYMENT OF ADDITIONAL RENT. Landlord shall estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Minimum Rent.

       SECTION 3.04. LATE CHARGES. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become more than ten
(10) days overdue, such unpaid amount shall bear interest from the due date thereof at the rate of eight percent (8%) per annum.

       SECTION 3.05. RIGHT TO AUDIT. Tenant will be entitled from time to time to audit and verify the operations of the Building and the related books and records of Landlord to assure that the Operating Expenses, Real Estate Taxes, Insurance Premiums and all Additional Rent from time to time reported by Landlord are in keeping with the provisions of this Article. As to any calendar year, any undertaking by Tenant must be initiated within ninety (90) days of Tenant's receipt of Landlord's statement of actual Operating Expenses for the previous calendar year; and absent fraud or gross negligence on Landlord's part, the Operating Expenses as timely reported by Landlord for the calendar year will be deemed controlling upon the expiration of Tenant's audit and verification rights for such calendar year. In the event of any errors, the appropriate party will make a correcting payment in full to the other party within thirty (30) days after the determination and communication to all parties of the amount of such error. In the event of any errors on the part of Landlord in excess of ten percent (10%) of Tenant's actual expenses liability for that calendar year, Landlord will also reimburse Tenant for all costs of the audit and verification reasonably incurred by Tenant within the 30-day period.

                          ARTICLE 4 - SECURITY DEPOSIT
                          ----------------------------

       Upon execution of this Lease, Tenant shall deposit with Landlord the balance of sums necessary so that Landlord shall have as a security deposit a sum equal to last month's Monthly Rental Installment. Concurrently with execution of this Lease, Landlord shall transfer Tenant's Security Deposit, in the amount of Ten Thousand and No/100 Dollars ($10,000.00), from the existing lease between Comverge Technologies, Inc. and Duke-Weeks Realty Limited Partnership for the space commonly known as 2825 Breckinridge Blvd., Suite 170-B, Norcross, Georgia ("OLD PREMISES"), as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. Within thirty (30) days after the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the Security Deposit to Tenant.

                                 ARTICLE 5 - USE
                                 ---------------

       SECTION 5.01. USE OF LEASED PREMISES. Except as otherwise herein stated, the Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

       SECTION 5.02. COVENANTS OF TENANT REGARDING USE. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, (iii) any protective covenants applicable to the Park which are in effect and as may hereafter be adopted and promulgated, provided, however, protective covenants won't prohibit, limit, or interfere with the Permitted Use of the Leased Premises and (iv) comply with and obey all reasonable directions of the Landlord, including any rules and regulations that may be adopted by Landlord from time to time, provided same are enforced against all tenants in a consistent manner. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall use commercially reasonable efforts to enforce other tenants' leases and the rules and regulations to other occupants or tenants of the Building. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any actual increase in premiums paid, in which case such premiums shall not be included in Insurance Premiums. On or before the Commencement Date, Tenant shall take possession of, and, thereafter, continuously occupy the Leased Premises during the term of this Lease, and operate thereon the normal business operations of Tenant.

       SECTION 5.03. LANDLORD'S RIGHTS REGARDING USE. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; and (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper. Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon prior reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for preservation of the Leased Premises; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in
SECTION 7.02 hereof. Provided Landlord has given appropriate notice as referenced above, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                       ARTICLE 6 - UTILITIES AND SERVICES
                       ----------------------------------

       Notwithstanding anything contained herein to the contrary, Landlord represents and warrants that the Leased Premises are separately metered and are not jointly metered with any other tenant premises or any other property; which include the following services: gas, electric, water, and sewer. Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. Unless due to Landlord's gross negligence Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility "deregulation", Landlord shall choose the service provider, so long as such choice does not result in any additional costs to Tenant. Landlord represents and warrants that the HVAC thermostat and controls for the above mentioned services are all within the Leased Premises.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS
                       -----------------------------------

       SECTION 7.01. TENANT'S RESPONSIBILITY. During Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all non-structural, non-exterior and non-capital improvement repairs and replacements thereto, including but not limited to the electrical equipment, heating and air conditioning equipment, floors, windows and doors, interior sprinkler and plumbing equipment, and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning equipment, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. In the event Tenant fails to maintain the Leased Premises as required herein or fails to commence repairs for which it is responsible hereunder (as requested by Landlord in writing) within thirty (30) days after such request, or fails diligently to proceed thereafter to complete such repairs, Landlord shall have the right in order to preserve the Leased Premises or portion thereof, and/or the appearance thereof, to make such repairs or have a contractor make such repairs and charge Tenant for the cost thereof as additional rent, together with interest at the rate of eight percent (8%) per annum from the date of making such payments. Landlord represents and warrants that the electrical equipment and systems, heating, ventilating and air-conditioning equipment and systems, and plumbing equipment and systems will be in good working order upon the Commencement Date for Phase I.

       SECTION 7.02. LANDLORD'S RESPONSIBILITY. During Lease Term, Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, and all other items included in Operating Expenses pass-throughs to Tenant under Article 3 of this Lease, the costs of which shall be included in Operating Expenses to the extent specifically included in the definition of Operating Expenses contained in this Lease; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense, in which case such repair expenses shall not be included in Operating Expenses passed through to Tenant.

       SECTION 7.03. ALTERATIONS. Except as otherwise herein stated, Tenant shall not permit alterations in or to the Leased Premises unless and until the plans and the contractor have been approved by Landlord in writing. Other than the Phase I work to be performed by Landlord pursuant to EXHIBITS "B" AND :B-1", including without limitation work requested by Tenant to be performed by Landlord within the first year of the Lease Term ("PHASE II"), as a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. Upon completion of the work, Tenant shall provide lien waivers from the subcontractors or a final affidavit of lien waiver from the general contractor, and such lien waiver shall be in a form acceptable to Landlord. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within sixty (60) days after filing. Tenant shall indemnify Landlord from all actual costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien relative to Tenant alterations in the Leased Premises.

                              ARTICLE 8 - CASUALTY
                              --------------------

       SECTION 8.01. CASUALTY. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises to a condition substantially similar to the condition that existed prior to such destruction; including, Landlord's obligation to reconstruct all of the tenant finish improvements as were originally required to be made by Landlord as per EXHIBIT "B" AND "B-1" (INCLUSIVE OF THE PHASE II WORK).

Minimum Annual Rent and Additional Rent shall proportionately abate from the date of destruction in the Leased Premises and continuing through the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph and in the event of a destruction agrees to accept any offer by Landlord to provide Tenant with comparable space within the project in which the Leased Premises are located on the same terms as this Lease. Notwithstanding the provisions of this paragraph, if any such damage or destruction occurs within the final year of the term hereof, then Landlord, in its sole discretion, may, without regard to the aforesaid 180-day period, terminate this Lease by written notice to Tenant.

          SECTION 8.02. ALL RISK COVERAGE INSURANCE. During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of SECTION 9.01, Landlord shall not be liable for any damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees. Notwithstanding the provisions of
SECTION 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's all risk coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

                         ARTICLE 9 - LIABILITY INSURANCE
                         -------------------------------

          SECTION 9.01. TENANT'S RESPONSIBILITY. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly and solely the result of Landlord's negligence or misconduct; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or common areas by the license of Tenant, express or implied, (ii) any damage to the Leased Premises except as otherwise provided herein, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for: (a) any loss or damage covered by Landlord's all risk coverage insurance as provided in SECTION 8.02; (b) that caused solely and directly by Landlord's or any of Landlord's employees, agents, or contractors negligence or misconduct; (c) that caused by the negligence or misconduct of any other tenant at the Building, or the employees, agents, invitees or contractors of any such other tenant. This provision shall survive the expiration or earlier termination of this Lease.

       SECTION 9.02. TENANT'S INSURANCE. Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.     Worker's Compensation: minimum statutory amount.

B. Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

C. All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

D.     Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.


                           ARTICLE 10 - EMINENT DOMAIN
                           ---------------------------

          If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord or Tenant may terminate this Lease by giving written notice to the other on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages and damage to and cost of trade fixtures, equipment, furniture and other personal property, if such amount is not subtracted from Landlord's award. Upon termination of this Lease, due to eminent domain, all of Tenant's obligations under this Lease shall cease and be null and void.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE
                      ------------------------------------

          Except as otherwise herein provided, Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied (provided that it shall not be unreasonable for Landlord to withhold or deny its consent with respect to any proposed assignment or subletting to a third party that is already a tenant in the Building or the Park). In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. In the event any proposed assignment or sublet proposes rent that is to be less than the then current rent for similar premises in the Park, Tenant agrees that it shall not publicly advertise or disclose such fact to other tenants of the Building. In the event that Tenant sublets the Leased Premises or any part thereof, or assigns this Lease and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord 50% of the gross excess in such rent as such rent is received by Tenant and 50% of any other consideration received by Tenant from such subtenant in connection with such sublease or, in the case of any assignment of this Lease by Tenant, Landlord shall receive 50% of any consideration paid to Tenant by such assignee in connection with such assignment. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises, in an amount not to exceed Five Hundred and No/100 Dollars ($500.00).

          Notwithstanding the foregoing, Tenant may freely transfer and assign this Lease or sublet all or any portion of the Leased Premises (i) to any affiliate or subsidiary of Tenant, provided that such affiliate or subsidiary has a net worth equal to Tenant's as of the Target Commencement Date or (ii) in connection with any merger, consolidation or sale of assets of Tenant, without having to obtain any consent or approval of Landlord; provided, however, that any such assignment or subletting shall not result in Tenant being released or discharged from any liability under this Lease except to the extent Tenant ceases to exist following any such merger or consolidation. Tenant shall provide Landlord with written notice of such assignment or subletting prior to or promptly following the effective date of such assignment or subletting.

                       ARTICLE 12 - TRANSFERS BY LANDLORD
                       ----------------------------------

          Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or in the case of a subsequent transfer, the transferor shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder, and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises, upon the same terms and conditions as provided for in this Lease so long as Tenant shall not be in default. Upon Tenant's request, Landlord agrees to use its best efforts to prepare, execute and deliver a subordination and non-disturbance agreement for Tenant's benefit also signed by such mortgagee confirming the provisions hereof in form and substance reasonably acceptable to Tenant.

                         ARTICLE 13 - DEFAULT AND REMEDY
                         -------------------------------

       SECTION 13.01. DEFAULT. The occurrence of any of the following, after any applicable grace periods noted below in sub-sections (a) (b) (c) and (d), shall be a "DEFAULT":

       (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within ten (10) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after the same is due.

       (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of twenty (20) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than fifteen days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said twenty-day period and thereafter diligently completes the required action within a reasonable time.

       (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

       (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within sixty (60) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

       SECTION 13.02. REMEDIES. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

       (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any actual and reasonable costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

       (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate of interest) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of

Tenant's default ("DEFAULT DAMAGES"), which shall include without limitation actual and reasonable expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, such payment shall not constitute a penalty or forfeiture, but shall constitute full liquidated damages due to Landlord as a result of Tenant's default. Landlord and Tenant acknowledge that Landlord's actual damages in the event of a default by Tenant under this Lease will be difficult to ascertain, and that the liquidated damages provided above represent the parties' best estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, as permitted by Section 13-6-7 of the Official Code of Ga. Annotated it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease. Notwithstanding anything herein contained to the contrary, upon the occurrence of a Default, Landlord agrees to exercise commercially reasonable efforts to mitigate its damages to the extent required by law. To the extent the Leased Premises are released prior to the date the term of this Lease would have expired but for Tenant's Default, Landlord will deduct the rents received from such tenant (less all costs associated with such reletting from the amounts otherwise due hereunder).

       (c) Subject to Landlord's duty to mitigate as set forth above in SECTION 13.02(B), Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

       (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default, provided Landlord has complied with its duty to mitigate as set forth above.

       SECTION 13.03. LANDLORD'S DEFAULT AND TENANT'S REMEDIES. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder, except as otherwise herein expressly provided.

       SECTION 13.04. LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

       SECTION 13.05. NONWAIVER OF DEFAULTS. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

       SECTION 13.06. ATTORNEYS' FEES. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT
                ------------------------------------------------

       Intentionally deleted.

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                 ----------------------------------------------
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.
                  --------------------------------------------

       SECTION 15.01. DEFINITIONS.

       (a) "ENVIRONMENTAL LAWS" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

       (b) "HAZARDOUS SUBSTANCES" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

       SECTION 15.02. COMPLIANCE. Subject to SECTION 15.07 below, Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

       SECTION 15.03. RESTRICTIONS ON TENANT. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

       SECTION 15.04. NOTICES, AFFIDAVITS, ETC. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

       SECTION 15.05. LANDLORD'S RIGHTS. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

       SECTION 15.06. TENANT'S INDEMNIFICATION. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, actually and reasonably incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

       SECTION 15.07. LANDLORD'S REPRESENTATION. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord or any other party under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same. Landlord represents and warrants to the best of its knowledge that it is aware of no condition that has or with the passage of time will give rise to an obligation to comply with any Environmental Law, and further that it has received no notices and knows of none that are anticipated to be received.

                           ARTICLE 16 - MISCELLANEOUS
                           --------------------------

       SECTION 16.01. BENEFIT OF LANDLORD AND TENANT. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

       SECTION 16.02. GOVERNING LAW. This Lease shall be governed in accordance with the laws of the State where the Building is located.

       SECTION 16.03. GUARANTY. In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a limited guaranty of lease executed by the guarantor(s) described in the Basic Lease Provisions, if any.

       SECTION 16.04. FORCE MAJEURE. Landlord and Tenant (except with respect to the payment of any monetary obligation, but subject to applicable grace periods) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

       SECTION 16.05. EXAMINATION OF LEASE. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

       SECTION 16.06. INDEMNIFICATION FOR LEASING COMMISSIONS. Tenant's Broker (Richard Bowers and Company) and Landlord's Broker (Duke-Weeks Realty Corporation) (collectively, "BROKER") shall each be entitled to receive a commission in the amounts, and upon the terms and conditions, contained in a separate commission agreement between Landlord and such parties. Tenant warrants and represents to Landlord that, other than Broker, no other party is entitled, as a result of the actions of Tenant, to a commission or other fee resulting from the execution of this Lease; and in the event Tenant extends or renews this Lease, or expands the Leased Premises, and Tenant's Broker is entitled to a commission under the above-referenced commission agreement, Tenant shall pay all commissions and fees payable to any party (other than Landlord's Broker or Tenant's Broker) engaged by Tenant to represent Tenant in connection therewith. Landlord warrants and represents to Tenant that, except as set forth above, no other party is entitled, as a result of the actions of Landlord, to a commission or other fee resulting from the execution of this Lease. Landlord and Tenant agree to indemnify and hold each other harmless from any loss, cost, damage or expense (including reasonable attorneys' fees) incurred by the nonindemnifying party as a result of the untruth or incorrectness of the foregoing warranty and representation, or failure to comply with the provisions of this subparagraph. Tenant's Broker is representing Tenant in connection with this Lease, and is not representing Landlord. Landlord's Broker, or employees of Landlord or its affiliates, are representing Landlord and are not representing Tenant. The parties acknowledge that certain officers, directors, shareholders, or partners of Landlord or its general partner(s), are licensed real estate brokers and/or salesmen under the laws of the State of Georgia. Tenant consents to such parties acting in such dual capacities.

       SECTION 16.07. NOTICES. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party(ies) who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

       SECTION 16.08. PARTIAL INVALIDITY; COMPLETE AGREEMENT. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

       SECTION 16.09. FINANCIAL STATEMENTS. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord, upon prior written notice, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent reviewed financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

       SECTION 16.10. SIGNAGE. Landlord shall have the right to approve the placing of signs and the size and quality of the same. Tenant shall place no exterior signs on the Leased Premises without the prior written consent of Landlord. Any signs not in conformity with the Lease may be immediately removed by Landlord.

       SECTION 16.11. CONSENT. Where the consent of a party is required, such consent will not be unreasonably withheld or delayed.

       SECTION 16.12. PARKING. Tenant shall be entitled to use on a non-exclusive basis sixty (60) parking spaces and shall park in common with other tenants of Landlord. Subject to the immediately preceding sentence, Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, may deem advisable. No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park. Tenant shall have exclusive use or future use of the dock doors installed by Tenant pursuant to the terms of this Lease, once installed, pertaining to the Leased Premises.

       SECTION 16.13. TIME. Time is of the essence of each term and provision of this Lease.

       SECTION 16.14. REPRESENTATIONS AND WARRANTIES. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; (ii) the Tenant is authorized to do business in the State where the Building is located; and (iii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

       IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


Signed, sealed and delivered              LANDLORD:
as to Landlord, in the
presence of:                              DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
                                          an Indiana limited partnership

/s/ R. ROBINSON                           By:  Duke-Weeks Realty Corporation,
---------------                                its General Partner
Unofficial Witness

                                                  By:    /s/ GREG THURMAN
                                                         ---------------------
/s/ BETH BABEGIAN                                 Name:  /s/ GREG THURMAN
-----------------                                        ---------------------
Notary Public                                     Title: SENIOR VICE PRESIDENT
                                                         ---------------------



Signed, sealed and delivered              TENANT:
as to Tenant, in the
presence of:                              COMVERGE TECHNOLOGIES, INC.


___________________________                       By:    /s/ FRANK MAGNOTTI
                                                         ------------------
Unofficial Witness                                Name:  FRANK A.MAGNOTTI
                                                         ------------------
                                                  Title: PRESIDENT
                                                         ------------------

/s/ R. MILLER
--------------                                    Attest: /s/ DAWN PETERSON
Notary Public                                             ------------------
                                                  Name:   DAWN PETERSON
                                                          ------------------
                                                  Title:  OPERATIONS MANAGER
                                                          ------------------


                                                       (CORPORATE SEAL)